                                                                     EXHIBIT 4.5

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May 30, 1994, between SEAGATE TECHNOLOGY, INC., a Delaware corporation (the 'Company"), and 9001-7138 Quebec Inc., a corporation organized under the laws of Quebec ("Holdings").

                                    RECITALS

     A. Pursuant to the terms of the Stock Acquisition Agreement dated as of April 29, 1994 (the "Acquisition Agreement"), by and among the Company, Seagate Technology International Holdings, Crystal Computer Services Inc. and Holdings, Holdings acquired from the Company Seven Hundred Thirty-Seven Thousand and Ninety-Nine (737,099) fully paid and nonassessable shares of the Company's Common Stock, $.0l par value (the "Seagate Shares").

     B. The Acquisition Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Acquisition Agreement, the parties hereto hereby agree as follows:

                                   SECTION 1

                              REGISTRATION RIGHTS

     1.1  Requested Registration.

     (a) If the Company shall receive a written request from Holders who in the aggregate hold not less than 80% of the outstanding Registrable Securities (the "Initiating Holders") that the Company register under the Securities Act any shares of Registrable Securities held by any of them having an aggregate offering price exceeding $5,000,000, the Company shall use its best reasonable efforts to cause the shares of Registrable Securities specified in such request to be registered as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith shall prepare and file as soon as practicable, but not later than sixty (60) days after receipt of the request of the Initiating Holders, a Form S-3 registration statement or, if such form is not then available, then such other form as is then available (or any successor form of registration statement to such Form S-3 or other available registration statement), with the SEC under the Securities Act to effect such registration; provided, however, that each such request shall (i) specify the number of shares of Registrable Securities intended to be offered and sold by each participating Holder, (ii) express the present intention of each participating Holder to offer or cause the offering of such shares of Registrable Securities for distribution,
(iii) describe the nature or method of the proposed offer and sale thereof, and
(iv) contain the undertaking of each participating Holder to provide all such information and materials and take all such action as may be required in order to permit the Company shall not be obligated to file any such registration statement pursuant to this Section 1. 1 prior to the earlier of (i) July 31, 1994, or (ii) ninety (90) days after the closing date of a public offering or offerings of equity securities of the Company registered under the Securities Act (provided, however, that if the respective investment bankers for the Company (or in the event such bankers are unable to agree, a third investment banker selected by each of such bankers) determine that such offering of Registrable Securities would adversely impact the market price of the Company's Common Stock based upon the then current market conditions, the filing of the registration statement may be delayed for not more than six (6) months from the date of such closing). In addition, notwithstanding the foregoing, the Company shall be entitled to postpone filing of any such registration statement for a reasonable period of time, but not in excess of ninety (90) calendar days from the date such filing would otherwise be required to be made; provided, however, that during such time the Company shall not file a registration statement relating to newly-issued shares of the Company's securities for sale to the public in order to raise funds for the Company's account.

     (b) The Company is obligated to effect only one (1) such registration pursuant to this Section 1.1.

     (c) The participating Holders shall have 90 days from the effective date of a registration statement filed with the SEC pursuant to Section 1.1 (a) (the "Registration Statement") to sell their Registrable Securities (the "90-Day Period"); however, if the Company's insider trading compliance program prohibits any Holder from selling during the 90-Day Period, the Company will use its best reasonable efforts to cause the Registration Statement to remain effective following the 90-Day Period for the number of days during which such Holder was prohibited by such program from selling during the 90-Day Period.

     (d) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.1(a). The right of any Holder granted registration rights by the Company pursuant to
Section 1.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the shares of the participating Holders for which registration is requested, which representative shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.1, if the representative advises the participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten which is below the number of shares proposed to be registered by such Holders, then the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such participating Holders at the time of filing the registration statement, or as such Holders have otherwise agreed among themselves. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     If any participating Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters or the Company), then all Holders who have included Registrable Securities in the registration shall be offered the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.1(d).

     The participating Holders will provide the Company with a description of the proposed method or methods of distribution of securities from time to time contemplated by such Holders and the Company shall include such description in the registration statement and file any and all amendments and supplements necessary in connection therewith.

     1.2  Company Registration.

     (a) If, at any time or from time to time, the Company shall determine to register any of its securities, whether for its own account or for a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans on Form S-1 or S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar form which may be promulgated in the future relating solely to a SEC Rule 145 transaction, the Company will promptly give to the Holders written notice thereof and include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request or requests, made within fifteen (15) business days after receipt of such written notice from the Company by the Holders.

     (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a). In such event the right of each Holder to registration pursuant to this
Section 1.2 shall be

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

conditioned upon such Holder's agreeing to participate in such underwriting and in the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing securities in the offering) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by other holders exercising their demand registration rights. Notwithstanding any other provision of this Section 1.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude the Registrable Securities or other securities requested to be registered. The Company shall so advise the Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all holders thereof (other than those holders who are exercising their demand registration rights) in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by such holders at the time of filing the registration statement; provided, however, that (i) in no event (unless such participating Holders request) shall the amount of Registrable Securities included by the Holders in any such offering occurring after July 31, 1994 be reduced below twenty percent (20%) of the total shares to be sold in the registered public offering, and (ii) securities which are not Registrable Securities shall be excluded before any Registrable Securities are excluded from such offering. If the Holders or any other holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     1.3 Obligations of the Company. Whenever the Company is required by the provisions of this Agreement to use its best reasonable efforts to effect the registration of any Registrable Securities under the Securities Act, the Company shall:

          (i) Prepare and, as soon as practicable, file with the SEC a registration statement with respect to the shares of Registrable Securities as to which registration has been requested, and shall use its best reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of (i) the sale of such shares of Registrable Securities so registered or (ii) 90 days subsequent to the effective date of such registration, unless extended further pursuant to the terms of Section 1.1(c).

          (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of (i) the sale of the shares of Registrable Securities so registered or (ii) 90 days subsequent to the effective date of such registration statement, unless extended further pursuant to the terms of Section 1.1(c).

          (iii) Furnish to the participating Holders or the underwriters such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the. Securities Act, as the participating Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current.

          (iv) Use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request, maintain any such registration or qualification current until the earlier of (i) the sale of the shares of Registrable Securities so registered or (ii) 90 days subsequent to the effective date of the registration statement, unless extended further pursuant to the terms of Section 1.1(c); provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

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

          (v) Take all such other action either necessary or desirable to permit the shares of Registrable Securities held by Holder (or its permitted assignees) to be registered and disposed of in accordance with the method of disposition described herein, including, if required by the broker effecting the sale of the Registrable Securities held by the Holders, delivery of an agreement containing representations, warranties and indemnities of the type that are customary in the distribution of like securities.

          (vi) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each participating Holder participating in such underwriting shall also enter into and perform its obligations under any such agreement.

     1.4  Expenses.

     (a) All expenses, other than discounts and commissions, incurred in connection with any registration pursuant to Section 1.1 and Section 1.2 shall be borne by the Company. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of the Company's counsel and its accountants, the reasonable fees and expenses of one counsel for the participating Holders and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final.prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent and all other costs and expenses of complying with the provisions of this Section 1 with respect to such registration (collectively, "Registration Expenses"). However, the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Section
1.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, in which case all Holders participating in such registration shall bear such expenses of a majority. Notwithstanding the foregoing, the first time the Holders withdraw from a registration proceeding begun pursuant to Section 1.1, the Company will pay the Registration Expenses, and such registration proceeding will not constitute and will not be deemed to constitute a registration pursuant to
Section 1.1, and the Company's obligation to effect one (1) such registration pursuant to Section 1.1 shall remain outstanding.

     (b) Excluding the Registration Expenses, the participating Holders (and other holders including any securities in such registration) shall pay all other expenses incurred on their behalf with respect to any registration pursuant to
Section 1.1 or 1.2, including any counsel for the participating Holders (other than counsel as provided in Section 1.4(a)) and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to such registration statement.

     1.5  Indemnification.

     (a) In the case of any offering registered pursuant to this Section 1, the Company hereby indemnifies and agrees to hold harmless each participating Holder, any underwriter (as defined in the Securities Act) of securities offered by such participating Holder, and each person, if any, who controls such participating Holder or any such underwriter within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any such persons may be subject, under the Securities Act or otherwise, and to reimburse any of such persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such shares of Registrable Securities were registered under the Securities Act pursuant to this Section 1, any prospectus contained therein, if used during the period appropriate for such prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are (i) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company in writing by such Holder or any underwriter for such Holder specifically for use therein, or

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

(ii) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or otherwise delivered to such person at or prior to the confirmation of such sale to such person.

     (b) By requesting registration under this Section 1, each participating Holder agrees, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, and each underwriter shall agree, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of such persons may be subject under the Securities Act or otherwise, and to reimburse any of such persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the shares of Registrable Securities were registered under the Securities Act pursuant to this Section 1, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to the Company in writing by such Holder or such underwriter expressly for use therein.

     (c) Each party entitled to indemnification under this Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, (i) in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.6 Issuances by the Company or Other Holders. As to each registration statement referred to in Section 1.1, additional shares of Company Common Stock to be sold for the account of the Company or other holders may be included therein, provided that the Company's or other holders' inclusion of any other

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

securities in such registration statement may be conditioned or restricted if, in the opinion of the managing underwriter or underwriters of the offering for which such registration statement is being filed, marketing factors require a limitation of the number of shares to be underwritten.

     1.7 Information by Holder. The participating Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders in the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.8 Transfer of Registration Rights. Holdings may assign any or all of its registration rights under this Section 1 to a transferee who, after such transfer, holds at least 20% of the Registrable Securities, provided that the Company shall be entitled to written notice of any such transfer no later than 10 days after such transfer. No transferee, assignee or other person purporting to exercise rights under this Section 1 who is not a signatory to this Agreement shall be entitled to do so unless and until such person agrees in a writing delivered to the Company to be bound by the terms of this Agreement.

     1.9 Limitations of Subsequent Registration Rights. The Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder to include such securities in any registration filed under Section 1. 1 or 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration, (i) in the case of a registration pursuant to Section 1.1, only to the extent inclusion of such holder or holders securities would not diminish the amount of Registrable Securities of any participating Holder which are included or the per share price of the offering, and (ii) in the case of a registration pursuant to Section 1.2, only to the extent the terms of such agreement (including the cut-back provisions) are consistent with the rights of the Holders to participate in any such registration as set forth in Section 1.2.

     1.10 Termination of Registration Rights. The registration rights granted pursuant to this Section 1 shall terminate as to any Holder at such time as all Registrable Securities beneficially owned by such Holder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 and a written opinion to that effect of legal counsel for the Company delivered to such Holder which shall be reasonably satisfactory in form and substance to legal counsel for such Holder. Notwithstanding the foregoing, such registration rights shall terminate three
(3) years from the date of this Agreement.

                                   SECTION 2

                                 MISCELLANEOUS

     2.1  Certain Definitions. As used in this Agreement:

          (a) The term "beneficially owned" refers to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act. References to ownership of Voting Stock hereunder mean beneficial ownership.

          (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          (c) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (d) The term "Holder" means Holdings and any transferee of Registrable Securities pursuant to Section 1. 8 of this Agreement, provided that any such person shall cease to be a Holder at such time as the registration rights to which such person is entitled hereunder terminate pursuant to
     Section 1.10.

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

          (e) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (f) The term "Registrable Securities" means (i) the Seagate Shares and
     (ii) any shares of the Company's Common Stock (or Common Stock issued by the Company upon the exercise, conversion or exchange of any other securities) issued by the Company to Holdings with respect to such shares of Common Stock held by Holdings upon any stock split, stock dividend, recapitalization, or similar event; provided, that if, upon any stock dividend, recapitalization or similar event, the Company issues securities which are not immediately convertible into Common Stock, the term "Registrable Securities" shall also include such securities.

          (g) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          (h) The term "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     2.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

     2.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than Holdings and the Company and no person shall assert any rights as third party beneficiary hereunder.

     2.4 Entire Agreement: Amendment. This Agreement contains the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     2.5 Notices and Dates. All notices or other communications required or permitted under this Agreement shall be made in the manner provided in Section of the Acquisition Agreement. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

     2.6 Language Interpretation. In the interpretation of this Agreement, unless the context otherwise requires, (i) words importing the singular shall be deemed to import the plural and vice versa, (ii) words denoting gender shall include all genders, (iii) references to persons shall include corporations or other entities and vice versa, and (iv) references to parties, sections, schedules, paragraphs and exhibits shall mean the parties, sections, schedules, paragraphs and exhibits of and to this Agreement, unless otherwise indicated by the context.

     2.7 Table of Contents: Titles: Headings. The Table of Contents, titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     2.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

     2.9 Severability. If any provision of this Agreement or portion thereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.

                                            "COMPANY"

                                            SEAGATE TECHNOLOGY, INC.,
                                            a Delaware corporation

                                            By:  /s/  Donald L. Waite

                                            Name:  Donald L. Waite

                                            Tide:  Senior Vice President,
                                                   Finance
                                                   and Chief Financial Officer,

                                            "HOLDINGS"

                                            9001-7138 QUEBEC INC.,
                                            a corporation incorporated under the
                                            laws of Quebec

                                            By:  /s/  Terry Cunningham

                                            Name:  Terry Cunningham

                                            Title:  President

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